UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2016

ADAMA TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53738	98-0552470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Director's Row, Suite B Jackson, Tennessee 38301
(Address of principal executive offices)

Registrant's telephone number, including area code: (731) 203-5008

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 23, 2016, Adama Technologies Corp. (the "Company") entered into an Acquisition Agreement (the "Agreement") with Alpine Industries, Inc., a Utah corporation ("Alpine"), for the Company's acquisition of all equity interests and certain assets of Alpine, which will result in acquiring Alpine as a wholly-owned subsidiary of the Company.  In consideration of these equity interests and assets, the Company will pay to Alpine's shareholders a purchase price of $2,000,000, payable in shares of the Company's common stock.  The number of shares issued to Alpine will be determined based on the closing price of the Company's common stock on June 30, 2017.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, the Company has acquired certain assets and equity interests of Alpine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2016

Adama Technologies Corp.

By:                   /s/ Eric Sills
Name:              Eric Sills
Title:                Chief Executive Officer

ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is effective November 23, 2016,

BETWEEN:	Alpine Industries, Inc. (the "Company"), a company organized and existing under the laws of the State of Utah, with its head office located at:

898 South State Richmond, Utah 84333

AND:	Adama Technologies Corporation (the "Purchaser"), a company organized and existing under the laws of the State of Delaware, with its head office located at:

110 Directors Row Jackson, Tn. 38301

RECITALS

The Company operates a business known as Alpine Industries, Inc., that engages in precision machining and laser engraving under its service mark selling largely to the aerospace community.

The Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, all of the equity interests of the Business in exchange for the sum of $2,000,000 (deliverable in common shares of ADAC which will cause the Company to be deemed an affiliate, the Company may sell these shares as allowable under Rule 144.)  The delivery of common shares shall be subject to the Look Back Provision defined in Section 2.1B.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Purchaser and THE COMPANY hereby agree as follows:
1.	PURCHASE AND SALE OF EQUITY INTEREST

1.1	Certain Definitions. As Used In This Agreement

a)
Assets. The "ASSETS" means those tangible and intangible assets, properties and rights that, as of the Closing Date (as defined in Section 1.4), are owned or controlled by the Company or an entity controlled by the Company, are used by the Company or an entity controlled by the Company in the operation and conduct of the Business as it is currently conducted and as it is proposed to be conducted following the date hereof.

As used in this Agreement, the phrase "as it is proposed to be conducted following the date hereof" shall mean the conduct of the  Business as if it were to be continued in substantially the same manner in which it is currently being run by the Company, except that the party owning the Business will be Purchaser and that the volume of transactions processed by the  Business will be consistent with projections provided by the Company, provided however, that the parties recognize that additional system capacity may be required to accommodate such projections, and provided further, that the parties recognize that

i)	no warranty is being made as to whether the anticipated volume of transactions will be met,

ii)	there is no guarantee that the advertising revenues will not suffer if employees directly involved with the Business do not continue their employment after the Effective Date, and

iii)	the acquisition of additional system capacity is beyond the control of the Company.

b)
Intellectual Property. "INTELLECTUAL PROPERTY" means and includes patents, patent applications and the right to file for patent applications (including but not limited to continuations, continuations-in-part, divisional and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask works and mask work registrations and applications for the right to file applications for registration thereof, trade secrets, trade dress, publicity and privacy rights, and any other intellectual property rights arising under the laws of the United States, any State thereof, or any country or province.

1.2	Agreement to Sell and Purchase Equity

Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, The Company agrees to sell, assign, transfer and convey to Purchaser at the Closing (as defined in Section 1.4), and Purchaser agrees to purchase and acquire from the Company at the Closing, all of the Company's right, title and interest in and to all of the Equity interest in the Company. The Equity will be sold, assigned, transferred and conveyed to Purchaser on the Closing Date, with all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all claims or agreements of any nature whatsoever fully disclosed to Purchaser.

1.3	Closing

The consummation of the purchase and sale of the Equity Interest and the delivery of the consideration therefore will take place at closing.

2.	PURCHASE PRICE; PAYMENTS

2.1	Purchase price

In consideration of the sale, transfer, conveyance and assignment of all the Equity Interest to Purchaser at the Closing and the other consideration provided by The Company hereunder, as of the Closing:

a)
The purchase price shall be $2,000,000 payable in common stock of ADAC. The issuance of these shares will cause the Company to be deemed an affiliate, the Company may sell these shares as allowable under Rule 144.  Such shares shall be subject to the Look Back Provision as stated in Section 2.1B.

b)
The Look Back Provision will be triggered on June 30, 2017.  As is such, in the event that the market value of the shares provided in Section 2.1A is less than 2 Million United States Dollars, additional shares shall be issued to The Company by the Purchaser to ensure The Company has 2 Million United States Dollars in total share value.  Market Value shall be determined by multiplying the shares issued subject to 2.1A by the closing price of Purchaser's Common shares on June 30, 2017.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company that all the following statements are true, accurate and correct:

3.1        Organization and good standing

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present operations or financial condition.

3.2	Power, authorization and validity

3.2.1	Purchaser has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and is validly approved and authorized by Purchaser's Board of Directors.

3.2.2	No filing, authorization or approval, governmental or otherwise, is necessary to enable Purchaser to enter into, and to perform its obligations under this Agreement, except for

a)	filings required under federal antitrust laws; and

b)	such filings as may be required to comply with federal and state securities laws.

3.2.3	This Agreement and the Purchaser will be, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as to the effect, if any, of

a)	applicable bankruptcy and other similar laws affecting the rights of creditors generally,

b)	rules of laws governing specific performance, injunctive relief and other equitable remedies and

3.3	No violation of existing agreements

Neither the execution and delivery of this Agreement nor any Purchaser Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination or material breach or violation of

a)	any provision of the Articles of Incorporation of Purchaser, or the Bylaws of Purchaser, all as currently in effect,

b)	in any material respect, any agreement material to Purchaser's business

c)	any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Purchaser or its assets or properties.

3.4	Litigation

There is no claim, action, suit or proceeding pending or, to Purchaser's knowledge, threatened, against Purchaser, at law, in equity, by way of arbitration or before any governmental department, commission, board or agency that might have a material adverse effect on Purchaser, nor is Purchaser aware of any reasonable basis therefore. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against Purchaser which shall impede Purchaser's ability to perform.

4	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that all of the following statements are true, accurate and correct:

4.1        Corporate organization

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. The Company is duly qualified to transact business as a foreign corporation, and is in good standing, in all jurisdictions where the failure to be so qualified would adversely affect the Business. The Company has all necessary corporate power and authority to own and use the Assets and to operate the Business and to enter into this Agreement and all assignments or other documents that the Company is required to execute and deliver hereunder, and holds all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefore. For purposes of this Section 5.1 and with respect to Section 5.2, each representation and warranty given herein and therein shall be deemed, as applicable, a separate representation and warranty of each of the Company

i)	violate any statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or government body applicable to the Company or the Business.

4.2 Title

The Company has good and marketable title to all of the Assets, with all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, charges, title retention, conditional sale or other security arrangements and all claims or agreements of any nature whatsoever fully disclosed.

4.3	Employees

The  Company will deliver to Purchaser a list of  employees whose work relates directly to the  Business as of the date hereof, including, with respect to each full-time employee a description of the title and responsibilities of each such employee, the current compensation payable to each. No executive or key employee has any plans to terminate employment with Company after closing.

4.4	Litigation

There is no claim, action, suit or proceeding pending or, to the Company's knowledge, threatened, against the Company (including but not limited to any claim, action, suit or proceeding relating to or affecting the Business or the Assets), at law, in equity, by way of arbitration or before any governmental department, commission, board or agency that might have a material adverse effect on the Business or the Assets, nor is the Company aware of any reasonable basis therefore. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company affecting the Assets or the Business.

4.5	Contracts and commitment

The Company is not in violation, breach or default of any of the Material Contracts. The Company has not entered into any contracts, agreements, understandings or commitments directly related to the Business, whether written or oral, outside of the ordinary course of business.

4.6	Compliance with Laws

In the operation of the Business, the Company has, to the best of the Company's knowledge, duly complied with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments (including but not limited to all export control laws and regulations of the United States or any governmental, authority or agency of the [COUNTRY] government), except where the failure to comply would not have a materially adverse effect on the Assets or the Business, and the Company is not in default with respect to any order, judgment, writ, injunction, decree, award, rule or regulation of any court, governmental or regulatory body or arbitrator which restrains or limits the operations of the  Business or the use of the Assets.

4.7	Labor and employee relations

There are no agreements between any union, labor organization or other collective bargaining agent in respect of any employee of the Company who is involved with the Business. The relations between the Company and the employees of the Business are generally good in that the business has not experienced excessive turnover and the employees of the Business are generally supportive of management's goals.

4.8	Authorization for this agreement

Except for filings required under United States federal antitrust [ACT/LAW/RULE], no authorization, approval, consent of, or filing with any governmental department, bureau, agency, public board, authority or other third party is required for the consummation by the Company of the transactions contemplated by this Agreement.

4.9	Material misstatements or omissions

No representation or warranty by the Company in this Agreement, and no document, written statement, certificate or schedule furnished or to be furnished to Purchaser by (or on behalf of) the Company pursuant thereto, when construed together with all other such representations, warranties, documents, written statements, certificates or schedules contains, or will, when furnished, contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make any statement of facts contained herein or therein not materially misleading.

There have been no events or transactions, or information which has come to the attention of the Company which, as related directly to the Business or the Assets, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Business or the Assets other than for general economic or industry conditions or trends.

4.10	Environmental matters

To the Company's knowledge, without any independent investigation, the facilities in which the  Business operates (the "FACILITIES") are not in violation of any federal, state or local laws, ordinance or regulation relating to disposal of Hazardous Materials (as defined below) or the environmental conditions on or under such properties or facilities, including but not limited to, soil and groundwater conditions. During the time the company has owned, leased or occupied the Facilities, the Company has not used, generated, manufactured or stored on or under any part of the Facilities, or transported to or from any part of the Facilities, any Hazardous Materials in violation of CERCLA (as defined below) or any other applicable state or federal environmental.

THE COMPANY has no knowledge of any presence, disposals, releases or threatened releases of any Hazardous Materials on, from or under any part of the Facilities. For purposes of this Section, "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste that is, or becomes prior to the Closing, regulated or defined as a "hazardous substance," "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance" or "hazardous chemical" or similar hazardous substance under the Comprehensive Environmental Response, Compensation and Liability [ACT/LAW/RULE], as amended ("CERCLA"), or any other similar state or federal, statute, ordinance, rule or regulation having a scope of purpose similar to that of CERC.

4.11	Brokerage and finder's fees

Neither the Company nor any of its affiliates has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement other than a finder's fee to Harold Tanner in the amount of $50,000 payable at closing.

5	COVENANTS OF PURCHASER

Purchaser covenants and agrees with the Company as follows:

5.1	Confidential information

All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of the Company disclosed to Purchaser in connection with the transactions contemplated by this Agreement will be held in confidence and not used or disclosed by Purchaser or any of its employees, affiliates or stockholders for a period of [3] years from the Effective Date and will be promptly destroyed by Purchaser or returned to the Company, upon the Company's written request to Purchaser; provided, however that from and after the Closing, the foregoing covenant shall not be applicable to the Company Confidential Information related to the  Business that is included in the Assets.

Purchaser's employees, affiliates and stockholders will not be given access to the Company Confidential Information from and after the Closing other than the Company Confidential Information related to the Business that is included in the Assets, except on a "need to know" basis. It is agreed that the Company Confidential Information will not include information that:

a)	is proven to have been known to Purchaser prior to receipt of such information from the Company;

b)	is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Company;

c)	is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by Purchaser; or

d)
is independently developed by Purchaser without the use of the Company Confidential Information. The provisions of this Section 6.1 and of Section 7.5 supersede any existing non-disclosure agreements entered into between the parties with respect to the Company Confidential Information and Purchaser Confidential Information, provided however that existing non-disclosure agreements entered into between the parties with respect to confidential information that does not constitute the Company Confidential Information or Purchaser Confidential Information as defined herein shall not be affected by this Section 6.1.

5.2	Satisfaction of closing conditions

Purchaser shall use reasonable best efforts to satisfy the conditions to the Company's obligations set forth in Sections 8.1 and 8.3 prior to Closing, provided however that Purchaser's failure to satisfy such conditions shall not be deemed a breach of this Agreement.

5.3	Survival of covenants

The covenants set forth in Section 6.2 shall survive the Closing. The covenants set forth in Section 6.1 above shall survive the termination of this Agreement for any reason.

6	COVENANTS OF THE COMPANY

The Company covenants and agrees with Purchaser as follows:

6.1	Access to information

From the date hereof to the Closing Date, the Company will afford to the representatives of Purchaser, including its counsel and auditors, during normal business hours, access to any and all of the Assets and information with respect to the Business to the end that Purchaser may have a reasonable opportunity to make such a full investigation of the Assets and of the Business in advance of the Closing Date as it shall reasonably desire, and the officers of the Company will confer with representatives of Purchaser and will furnish to Purchaser, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Purchaser may reasonably request, and the Company will furnish to Purchaser's auditors all consents and authority that they may reasonably request in connection with any examination of Purchaser. In addition, the Company will afford the Purchaser's representatives, including its counsel and auditors, reasonable access to the Facilities and all Assets located at the Facilities at reasonable times.

6.2	Consent of third parties

Prior to the Closing Date, the Company shall obtain the consent in writing of all persons necessary to permit the Company to assign and transfer all of the Equity Interest (including but not limited to the Contracts) to Purchaser, free and clear of all liens, security interests, restrictions, claims and encumbrances (other than the Assumed Liabilities) and to perform its obligations under, and to conclude the transactions contemplated by, this Agreement in order that the performance hereof will not result in the termination of, or any violation, breach or default under, any Contracts or any material contracts, loans, notes, agreements, obligations, leases, permits or licenses to which the Company is a party or by which any of the Company's property is bound. Notwithstanding the foregoing, the Company shall only be required to use all reasonable efforts to obtain the rights for Purchaser to use the licenses covering all existing service and development provided that the scope of such rights shall be as reasonably requested by Purchaser.
6.3	Use of name

After the Closing Date, the Company shall cease to use the trademark and trade name or any similar name, without the prior written consent of Purchaser. The Company hereby grants Purchaser the rights to use the trademark and tradename after the date hereof and until the Closing.

6.4	Confidential information

All copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of Purchaser disclosed to the Company in connection with the transactions contemplated by this Agreement ("PURCHASER CONFIDENTIAL INFORMATION") will be held in confidence and not used or disclosed by the Company or any of its employees, affiliates or stockholders for a period of [3] years from the Effective Date and will be promptly destroyed by the Company or returned to Purchaser, upon Purchaser's written request to the Company.

The Company's employees, affiliates and stockholders will not be given access to Purchaser Confidential Information except on a "need to know" basis. It is agreed that Purchaser Confidential Information will not include information that:

a)	is proven to have been known to the Company prior to receipt of such information from the Purchaser;

b)	is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Purchaser;

c)	is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the Company; or

d)	is independently developed by the Company without the use of any Purchaser Confidential Information.

7.	Employees

At Purchaser's request, the Company shall cooperate with Purchaser in identifying those of the Company's employees that are currently employed in connection with the Business that Purchaser may wish to hire either as employees or consultant and in facilitating the employment or the engagement as consultants by Purchaser, after the Closing Date, of such individuals (including any employees who become such after the Effective Date), which Purchaser elects to employ or engage as a consultant, including permitting Purchaser to interview and offer employment or consulting agreements to such employees.

The parties hereby acknowledge that Purchaser is under no obligation whatsoever to employ any current or future employees of the Company or any of its affiliates(with the exception of Erik and Lori Durrant) and that the Company and its affiliates alone remain responsible for all obligations and liabilities, whether arising under statute, regulation or contract, to present and future employees of the Company and its affiliates arising out of their employment (or the termination of their employment) with the Company or any of the Company's affiliates, including but not limited to any obligations and liabilities arising under or from any existing or future Employee Plans or other employee benefit plans of the Company or any of its affiliates, any present or future obligations or liabilities of the Company or any of its affiliates to existing or future employees of the Company under COBRA or WARN or any severance pay obligations of the Company or any of its affiliates.

7..1	Compliance

Promptly after execution of this Agreement, the Company shall cooperate with Purchaser to prepare and file such notifications as are required. Purchaser and the Company shall share the filing fees of such filings equally.

7..2	Satisfaction of closing conditions

The Company shall use reasonable best efforts to satisfy the conditions to Purchaser's obligations set forth in Sections 8.1 and 8.2 prior to Closing, provided however that the Company's failure to satisfy such conditions shall not be deemed a breach of this Agreement.

7..3	Survival of Covenants

Each of the covenants set forth in Sections 7.3, 7.4, 7.6 and this Section 7.11 shall survive the Closing. The covenants set forth in Section 7.5 above shall survive the termination of this Agreement for any reason. The remaining covenants of this Section 7 shall expire at the Closing or other termination of this Agreement.

8	INDEMNIFICATION

8.1	Survival of warranties

All representations and warranties made by the Company or Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of  (3) years; provided however, that the representations and warranties made by the Company in Sections 5.7, 5.8 and 5.9 shall survive the Closing for a period of [3] years after Closing and provided further that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing until the applicable statute of limitations has expired.

8.2	Indemnified losses

For the purpose of this Section 8.2 and when used elsewhere in this agreement, "LOSS" shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto; provided, however, that Loss shall not include punitive or exemplary damages.

8.3	Indemnification by the Company

Subject to the provisions and limitations set forth in this Section 8, the Company agrees to defend, indemnify and hold harmless Purchaser, any parent, subsidiary or affiliate of Purchaser and any director, officer, employee, stockholder, agent or attorney of Purchaser or of any parent, subsidiary or affiliate of Purchaser (collectively, the "PURCHASER INDEMNITEES") from and against any Loss which arises out of or results from:

a)	any breach of any covenant, or the inaccuracy or untruth of any representation or warranty of The Company made herein;

b)
taxes, assessments and other governmental charges of any kind or nature whatsoever, including without limitation any sales or use tax applicable to the transfer of the Assets payable by the Company pursuant to Section 2.3, any withholding, social security or unemployment levies, arising out of, or payable with respect to, the Business through the Closing Date, except for such liabilities as are specifically and expressly assumed by Purchaser in Section 3.1 hereof;

c)
liability for noncompliance with any bulk sales, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement or any claims asserting that any transactions contemplated by this Agreement constitute a fraudulent conveyance or similar claim;

d)
any other demand, claim, debt, suit, cause of action, arbitration or other proceeding (including, but not limited to, a warranty claim, a strict product liability claim or any other claim) that is made or asserted by any third party that relates to any product or service that was sold, licensed or otherwise provided by the Company to any customer;

e)
any demand, claim, debt, suit, cause of action or proceeding made or asserted by any employee or independent contractor or any former employee or independent contractor of the Company, that relates in any manner to any termination by the Company of its employment or the services of such employee or independent contractor or any other matter relating to the Company's employment of such employee or independent contractor.

8..4	Indemnification by Purchaser

Subject to the provisions and limitations set forth in this Section 8, Purchaser agrees to defend, indemnify and hold harmless the Company, any parent, subsidiary or affiliate of the Company and any director, officer, employee, stockholder, agent or attorney of the Company or of any parent, subsidiary or affiliate of the Company (collectively, the "the Company INDEMNITEES") from and against and in respect of any Loss which arises out of or results from:

a)	any breach by Purchaser of any covenant, or the inaccuracy or untruth of any representation or warranty of Purchaser made herein;

b)	the failure of Purchaser to timely pay or perform any of the Assumed Liabilities;
c)
the failure of Purchaser to timely pay any sales or use tax applicable to the transfer of the  Assets payable by Purchaser pursuant to Section 2.3, provided however, that nothing in this Section 9.4 shall impose on Purchaser any duty to indemnify the Company for any Excluded Liabilities.

8..5	Minimum and maximum damages

a)
The indemnification provided for subsections 8.3 and 8.4 shall not apply unless and until aggregate Losses for which one or more indemnified party seeks indemnification under this section, exclusive of legal fees, exceeds (the "BASKET") and then only to the extent that aggregate Losses exceed the Basket. Purchaser and the Company will each use its best efforts to obtain recoveries under all applicable insurance policies for all Losses.

b)	The maximum damages for which Purchaser is indemnified pursuant to Section 9.3 (i) for Losses suffered as the result of breaches of the representations and warranties.
c)
The maximum damages for which the Company is indemnified pursuant to Section 9.4 shall be equal to the Transaction Value, except with respect to Losses suffered as the result of intentional fraud or willful misconduct for which such indemnification shall be unlimited.

8..6	Procedures for indemnification

If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, the Company or Purchaser, as the case may be, in respect of which the Company or Purchaser is entitled to demand indemnification under Section 8 of this Agreement, then as a condition precedent thereto, the party seeking indemnification ("INDEMNITEE") shall promptly notify the other party ("INDEMNITOR") in writing to that effect, and with reasonable particularity and with reference to the applicable provision(s) of this Agreement.

The Indemnitor shall have the right to assume the entire control of the defense, compromise or settlement of such action, suit, proceeding or claim and including the selection of counsel, subject to the right of the Indemnitee to participate (at its expense and with counsel of its choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement.

The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required for contesting any third party claim or demand.

If the Indemnitor shall fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least [NUMBER] days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such Losses.

8..7	Period for making claims

A claim or claims for indemnification under this Section 8 must be brought, if at all, at any time within [3] year after Closing, provided however, that any claim or claims for indemnification for breaches of the representations and warranties made by the Company in Sections 5.7, 5.8 and 5.9 may be brought at any time within [3] years after Closing, and any claim or claims for indemnification resulting from breaches of the representations, warranties and covenants made herein involving intentional fraud or willful misconduct may be brought at any time until the applicable statute of limitations (including extensions) has expired.

8..8	Indemnification payments

a)
Payments made by the Company to Purchaser in satisfaction of its indemnification obligations under this Section 8 shall, at the option of the Company, be made either (a) in cash or (b) in shares of Purchaser Common Stock, with each share valued at the Purchaser Average Price.

b)
Payments made by Purchaser to the Company in satisfaction of its indemnification obligations under this Section 9 shall, at the option of Purchaser, be made either (a) in cash or (b) by adjusting the Conversion Price, as defined in the Certificate of Determination, so that upon conversion of the Purchaser Preferred Shares into shares of Purchaser Common Stock, The Company will receive an additional number of shares of Purchaser Common Stock, with each share valued at the Purchaser Average Price, that have a value equal to the amount of the indemnification payments due to the Company from Purchaser.

8..9	Sole remedy

Except with respect to the covenants contained in Sections 5.1, 6.3 and 6.5, for which injunctive relief shall be available, the indemnification provided for in this Section 8 shall be the sole remedy with respect to any claims arising under this Agreement.

9	TERMINATION OF AGREEMENT

9.1	Prior to closing

a)	This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

b)	Unless otherwise agreed by the parties hereto, this Agreement will be terminated if the Closing shall not have occurred on or before November 25, 2016.

9..2	At the closing

At the Closing, this Agreement may be terminated and abandoned:

a)	By Purchaser if any of the conditions precedent to Purchaser's obligations set forth in Section 7.1 or 7.2 above have not been fulfilled or waived at and as of the Closing; or

b)	By the Company if any of the conditions precedent to the Company's obligations set forth in Section 7.1 or 7.3 above have not been fulfilled or waived at and as of the Closing.

c)	Any termination of this Agreement under this Section 9.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

10	MISCELLANEOUS

10.1	Expenses

Each of the parties hereto shall bear its own expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transactions contemplated hereby.

10.2	Notices

Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

(a)	if to Purchaser, at: Adama Technologies Corporation 110 Directors Row Jackson, Tn. 38301

b)	If to the COMPANY: Alpine Industries, Inc. 898 South State Richmond, Utah 84333

10..3	Entire agreement; Captions

This Agreement, the Schedules hereto (which are incorporated herein by reference) and the agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

10..4	Amendment; Waiver

Any term or provision of this Agreement may be amended only by a writing signed by the Company and Purchaser. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

10..5	No third party beneficiaries

Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

10..6	Execution in counterparts

For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10..7	Assignment

These rights and obligations of the parties to this Agreement may not be delegated or assigned by any party hereto without the prior written consent of the other party and any such attempted delegation or assignment shall be void.

10..8	Benefit and burden

This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

10..9	Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

10..10	Severability

If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

10..11	Attorneys' fees

Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

10..12	Sections and exhibits

Except as otherwise indicated, all references in this Agreement to "Section(s)" and "Exhibit(s)" are intended to refer to Section(s) to this Agreement and Exhibit(s) to this Agreement, respectively.

10..13	Dispute resolution

All disputes arising under this Agreement shall be resolved pursuant to the dispute resolution procedures set forth in the Commercial Agreement.

10..14	Construction of agreement

This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

10..15	Public announcement

Upon execution of the Agreement by both parties, and until the Closing, all press releases and other public and private communications shall be made by the parties only with the mutual written consent of the Company and Purchaser, except that each party may make such disclosures as are required by applicable law, provided, however, that a copy of such disclosure shall first be submitted to the other party within a reasonable time period prior to the dissemination thereof.

IN WITNESS WHEREOF, the Purchaser and the Company executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

COMPANY                                                                                                                   PURCHASER
/s/ Erik T Durrant, Owner                                                                                            /s/ Eric Sills, President
Authorized Signature                                                                                                  Authorized Signature